                               LICENSE AGREEMENT

     This License Agreement ("Agreement"), effective as of September 30, 1998, is made by and between:

     DADE BEHRING INC., a State of Delaware corporation having its principal office at 1717 Deerfield Road, Deerfield, IL 60015.

                                       and

     PACKARD INSTRUMENT COMPANY, INC., a State of Delaware corporation having its principal office at 800 Research Parkway, Meriden, Connecticut 06450.

                              W I T N E S S E T H:

     WHEREAS, Dade Behring owns certain patent rights, trade secrets, knowhow and technology relating to luminescent oxygen channeling immunoassays;

     WHEREAS, Dade Behring and Packard have heretofore entered into a certain Letter of Intent effective February 28, 1998, as amended (the "LOI"), pursuant to which Dade Behring granted to Packard a license to use, examine, modify and enhance the LOCI technology for purposes of determining the feasibility of commercializing products utilizing such technology, and an option to acquire a license to utilize such technology in the Field of Use (as hereinafter defined);

     WHEREAS, the parties now desire to enter into this Agreement to further memorialize their agreements set forth in the LOI and to set forth the terms of a definitive license agreement, as contemplated by the LOI;

     WHEREAS, in order to avoid potential disputes, Dade Behring has entered into a license agreement with [* * *] under which Dade Behring received the right to grant sublicenses in accordance with the Sublicense Agreement (as defined below), a copy of which is attached hereto as Exhibit A;

     WHEREAS, due to Dade Behring's knowledge, expertise, and experience with regard to the manufacture of certain products to be used in the practice of LOCI, Packard and Dade Behring wish to enter into a Supply Agreement (as defined below), a copy of which is attached hereto as Exhibit B, pertaining to the supply of such products to Packard for the duration of this Agreement;

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

I.   DEFINITIONS

     In this Agreement, the following terms shall have the following meanings:

1.1 "Affiliate" shall mean a corporation, company, or other entity of which fifty percent (50%) or more of the ownership interest representing the right to make the decisions for such corporation, company or entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party, but such corporation, company, or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists.

1.2 "Analyte" shall mean and include any target to be detected by a specific binding assay, including without limitation the following classes of materials: proteins, deoxyribonucleic acids, ribonucleic acids, carbohydrates, bacteria, polynucleotide probes, peptide nucleic acids, and small molecules (the latter including but not limited to peptides, drugs, steroids, and hormones).

1.3 "Consumables and Supplies" shall mean buffers, microplates, solutions, or sample containers and other components that are marketed, packaged, used, or sold by Packard and/or its Affiliates explicitly to practice LOCI.

1.4  "Customer" shall mean a Third Party non-Affiliate of Packard.

1.5 "Dade Behring" shall mean and be composed of Dade Behring Inc. and its Affiliates.

1.6 "Dade Behring Improvements" shall mean inventions, discoveries, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, conceived, developed or reduced to practice after the Effective Date that beneficially change or enhance the economic and/or technical attributes of LOCI on which Dade Behring prepares an invention record and/or upon which Dade Behring files for patent protection. Dade Behring Improvements shall not include information relating solely to any instrument developed by Dade Behring that uses LOCI technology to the extent that such information is not, and could not reasonably be expected to be, used or useful in the Field of Use.

1.7 "Dade Behring Original Technology" shall mean any and all Original Technology owned or controlled by Dade Behring including, without limitation, the Original Technology which is the subject of Dade Behring Patents. For purposes of the foregoing, "controlled by" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any Third Party.

1.8 "Dade Behring Patents" shall mean all patents and patent applications listed in Exhibit C hereto.

1.9 "Dade Behring Supplemental Technology" shall mean any and all Supplemental Technology owned or controlled by Dade Behring after the Effective Date but during the term of this Agreement. Dade Behring Supplemental Technology specifically excludes license rights granted to Dade Behring after the Effective Date of this Agreement and Dade Behring Improvements.

1.10 "Dade Behring Technology" shall mean any and all Dade Behring Original Technology, Dade Behring Supplemental Technology and Dade Behring Improvements.

1.11 "Dade Behring Trademark" shall mean the common law "LOCI" trademark and any registrations pertaining thereto.

1.12 "Effective Date" shall mean September 30, 1998.

1.13 "Execution Date" shall mean the date on which the last of the Parties to this Agreement shall have executed this Agreement.

1.14 "Exclusive License" and "Non-exclusive License" shall mean the respective licenses granted under Section 2.1.

1.15 "Field of Use" means [* * *].

1.16 "Homogeneous Assay" shall mean [* * *].

1.17 "Instrument" shall mean an instrument sold, placed, or distributed by Packard and its Affiliates for the practice of LOCI.

1.18 "IN VITRO Diagnostics" shall mean diagnostic assays for the presence, absence or quantification of an Analyte carried out on a specimen obtained from a human being, except expressly excluding assays (which may or may not be carried out on a specimen obtained from a human being) where the assays are directed to


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     agricultural  and in vitro  veterinary  testing,  in  vitro  pharmaceutical
     testing   and/or   clinical   trials,   food  testing  and/or  testing  for
     environmental hazards.

1.19 "LOCI" shall mean the technology described in [* * *], including all foreign counterparts, reissued patents, re-examined patents, continuations, and continuations-in-part.

1.20 "Labels" shall mean [* * *].

1.21 "Licensed Products" shall mean all Instruments, Reagents, Products, or Consumables and Supplies manufactured or sold by Packard or its Affiliates which embody Dade Behring Technology or are explicitly sold to practice LOCI.

1.22 "McCapra Patent Rights" shall mean the McCapra U.S. Patent No. 5,516,636 issued on May 14, 1996 entitled "Assays Utilizing Sensitizer-Induced Production of Detectable Signals" ("the '636 Patent") and the McCapra U.S. Patent No. 5,705,622 issued on January 6, 1998 entitled "Sensitizer Conjugates Containing Porphyrins" ("the '622 Patent") and counterpart patents and patent applications claiming priority to the '636 Patent or the '622 Patent or to a patent application upon which the '636 Patent or the '622 Patent claims priority. All current McCapra Patent Rights are listed in attached Schedule A to the Sublicense Agreement.

1.23 "Net Sales Revenues" shall mean, as to Licensed Products, [* * *] of the Net Invoice Price. The "Net Invoice Price" shall mean, as to Licensed Products, [* * *] less applicable government imposed transportation taxes, value-added taxes, and sales taxes. If an Instrument sold by Packard is designed to use multiple detection technologies, including LOCI, "Net Invoice Price" with respect to such Instrument shall mean [* * *] reduced as described above and divided by the number of detection technologies (e.g., fluorescence, luminescence, time-resolved fluorescence, colorimetric, radio isotopes) that such Instrument is designed to use; provided, however, for purposes of this calculation, such number shall not exceed two (2).


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.24 "Nucleic Acid Diagnostics" shall mean [* * *].

1.25 "Original Technology" shall mean any LOCI related software and source code, programs, prototypes, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists that have been reduced to writing as of the Effective Date, and all other LOCI related trade secrets, know-how or proprietary information, including, without limitation, inventions, discoveries, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, conceived, developed or created on or prior to the Effective Date, whether or not reduced to writing, including, but not limited to, inventions, whether or not patentable, patents and patent rights, patent applications, licenses, designs, discoveries, techniques, methods, ideas, concepts, data and engineering and manufacturing information. Original Technology shall not include information relating solely to any instrument developed by Dade Behring that uses LOCI technology to the extent that such information is not, and could not reasonably be expected to be, used or useful in the Field of Use.

1.26 "Packard" shall mean and be composed of Packard Instrument Company, Inc. and its Affiliates.

1.27 "The Parties" shall mean Packard and Dade Behring, and "Party" shall refer to a designated one of them.

1.28 "Product" shall mean any assemblage consisting of at least one Reagent required to perform a Homogeneous Assay within the Field of Use, regardless of whether or not the assemblage is packaged in the form of a kit. "Product" shall include the combination of Reagents, buffers, appropriate solutions or components required to perform a LOCI assay.

1.29 "Reagent" shall mean a chemically and/or biologically active assay reagent for reaction with a specimen, the manufacture, use or sale of which reagent is necessary or useful for the performance of LOCI and shall specifically include Labels conjugated with or otherwise attached to biomolecules, including, without limitation, the conjugates described in Part 2 of Schedule S to the Supply Agreement. Reagents are not Labels.

1.30 "Separation" means the process of dividing or partitioning into component parts; or removing a constituent by washing, filtration, evaporation, centrifugation, magnetic attraction or other means.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.31 "Sublicense Agreement" shall mean that certain Sublicense Agreement effective as of September 30, 1998 between the Parties pertaining to the sublicense of the McCapra Patent Rights by Dade Behring to Packard, a copy of which is attached as Exhibit A hereto.

1.32 "Supplemental Technology" shall mean any LOCI related software and source code, programs, prototypes, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists that have been reduced to writing after the Effective Date and during the term of this Agreement, and all other LOCI related trade secrets, know-how or proprietary information conceived or created on or after the Effective Date and during the term of this Agreement, whether or not reduced to writing, including, but not limited to, designs, discoveries, techniques, methods, ideas, concepts, data and engineering and manufacturing information. Supplemental Technology shall not include information relating solely to any instrument developed by Dade Behring that uses LOCI technology to the extent that such information is not, and could not reasonably be expected to be, used or useful in the Field of Use.

1.33 "Supply Agreement" shall mean that certain Supply Agreement effective September 30, 1998 between the Parties pertaining to Labels, a copy of which is attached as Exhibit B hereto.

1.34 "Technical Information" shall mean written and/or oral technical information describing Dade Behring Technology or describing the design, engineering, manufacture, production, use, operation, installation, sale and servicing of any Licensed Product or any improvement or modification thereof relevant to the Field of Use. "Technical Information" shall not include information relating solely to any instrument developed by Dade Behring which may use LOCI technology exclusively in IN VITRO Diagnostics, veterinary diagnostics, food testing, environmental testing, and agricultural diagnostic testing.

1.35 "Third Party" shall mean an individual, corporation, company or other entity other than one of the Parties.

II.  EXCLUSIVE LICENSE AND NON-EXCLUSIVE LICENSE

2.1 Dade Behring and/or its Affiliates hereby grant to Packard and its Affiliates a worldwide, royalty bearing, exclusive license ("Exclusive License") to utilize the Dade Behring Original Technology and Dade Behring Supplemental Technology, in the Field of Use, and to make, have made, import, use, distribute, offer for sale and sell (or otherwise convey) the Licensed Products within the Field of Use. Dade Behring and /or its Affiliates hereby grant to Packard and its Affiliates a worldwide, royalty bearing, Non-exclusive License ("Non-Exclusive License") to utilize the Dade Behring Improvements in the Field of Use, and to make, have made, import, use, distribute, offer for sale and sell (or otherwise convey) the Licensed Products within the Fieldof Use. Dade Behring and/or its Affiliates also hereby grant to Packard and its Affiliates a worldwide, royalty-bearing, non-exclusive license to utilize the Dade Behring Trademark with respect to Licensed Products within the Field of Use.

2.2 Subject to the provisions of the Sublicense Agreement, this Agreement specifically includes the right of Packard to sublicense the right of use of Licensed Products to its Customers within the Field of Use for their own internal research. [* * *]

2.3 Nothing in this License precludes the rights of Dade Behring, its Affiliates, or [* * *] to use the Dade Behring Technology which is the subject of this License for internal research purposes within the Field of Use, or any purpose outside the Field of Use.

2.4 No license or right is granted by implication or otherwise with respect to any patent application or patent except as specifically set forth herein.

III. DEVELOPMENT ASSISTANCE

3.1 Dade Behring agrees to make available for a period of nine (9) months commencing on the Execution Date, at no additional cost to Packard, one FTE Ph.D. level resource, with substantial prior experience involving LOCI and conjugation of Labels and reasonably acceptable to Packard, to support Packard's development effort as directed by Packard. If Packard requires such assistance to take place outside of Dade Behring's facilities, Packard agrees to reimburse Dade Behring for all reasonable business expenses, including travel, food and lodging.

3.2 Packard agrees to proceed diligently to attempt to develop, manufacture, distribute and sell Licensed Products with the goal of making a first Commercial Sale (as defined in Section 4.2.2) of a Licensed Product within [***] from the Execution Date. Prior to the first Commercial Sale, Packard shall provide Dade Behring with monthly progress reports, due no later than the 10th day of each month. Beginning the month before the first Commercial Sale, Packard shall provide Dade Behring each six months with an updated marketing report which shall contain a report of the marketing efforts expended for the previous six months, and the marketing efforts planned for the next six months. Notwithstanding the foregoing, and provided that Packard has made all payments that have become due and payable under
     Section 4.2, if Packard delivers notice to Dade Behring that it does not intend to pursue further development, manufacture, distribution or sale of Licensed Products, Packard shall be released as of the date


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     of such notice from all of its obligations under this Section 3.2, without any further action, and Dade Behring shall have the right to terminate this Agreement at any time thereafter; provided, however, Packard shall not deliver such notice to Dade Behring earlier than [* * *].

IV.  PAYMENTS

4.1 The parties acknowledge that Packard has heretofore made payment to Dade Behring of [* * *] in consideration for the License Option and the right to evaluate LOCI. Such payment is nonrefundable.

4.2 Packard shall pay to Dade Behring the following additional amounts, which, once paid, become non-refundable, in consideration for the Exclusive License and the Non-Exclusive License:

     4.2.1 [* * *] within thirty (30) days of the Execution Date.

     4.2.2 [* * *] within thirty (30) days of completion of a preproduction unit of the first Licensed Product, but no later than nine months after the Execution Date, and [* * *] within thirty (30) days of the first Commercial Sale of the first Licensed Product. Commercial Sale shall occur when a Licensed Product is invoiced to a Third Party by Packard.

     4.2.3 [* * *] within sixty (60) days of the end of the first calendar quarter during which aggregate Net Sales Revenues of Licensed Products (calculated from the date of the first Commercial Sale) exceeds
          [* * *]; [* * *] within sixty (60) days of the end of the first calendar quarter during which aggregate Net Sales Revenues of Licensed Products (calculated from the date of the first Commercial Sale) exceeds [* * *]; [* * *] within sixty (60) days of the end of the first calendar quarter during which aggregate Net Sales Revenues of Licensed Products (calculated from the date of the first Commercial
          Sale) [* * *]; and [* * *] within sixty (60) days of the end of the first calendar quarter during which aggregate Net Sales Revenues of Licensed Products (calculated from the date of the first Commercial
          Sale) exceeds [* * *].


V.   ROYALTIES

5.1  In consideration of the payments received to date and provided for in
     Article IV, no additional royalty shall be required for the use of the Dade Behring Trademark. In addition to the fees provided for in Article IV, Packard will pay to Dade Behring royalties on the sales of Licensed Products in an amount equal to [* * *] of Net Sales Revenues of Licensed Products. In the event that Packard licenses patent rights from a Third Party necessary to make, have made, use, or sell, or for


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     its customers to use, the Licensed Products, and Packard agrees, under the terms of such a license, to pay a royalty to such a Third Party, then the royalty rate payable to Dade Behring with regard to such Licensed Products shall be reduced by [* * *], up to a maximum [* * *] reduction for Packard's initial aggregate Net Sales Revenues of Licensed Products of less than [* * *], and up to a maximum [* * *] reduction for Packard's aggregate Net Sales Revenues of Licensed Products of [* * *] or more. Royalties shall be due and paid for the term of this Agreement. Excluded from such reductions are royalties due under licenses taken by Packard for [* * *]. The aggregate amount of all royalty payments made by Packard under the Sublicense Agreement shall be applied by Dade Behring as a credit against amounts owed by Packard under this Section 5.1.

5.2 If the aggregate royalties accrued under Section 5.1 for any of the calendar years following the first Commercial Sale through the termination of this Agreement, inclusive, shall be less than [* * *], then, Packard shall pay to Dade Behring, as agreed minimum royalties for such year, [* * *], less the amount of royalties accrued under Section 5.1 during such year, unless on or prior to January 30 of any year, Packard shall advise Dade Behring in writing that it desires to convert the licenses granted hereunder to perpetual, royalty bearing (as set forth in Section 5.1), non-exclusive licenses, in which event the licenses shall automatically be so converted and this Section 5.2 shall no longer be of any force and effect. Minimum royalties described in this Section 5.2 are due with the fourth quarter due date of royalties according to Section 5.1 of any year.

5.3 All amounts due by Packard to Dade Behring under any provision of this Agreement shall be payable in United States currency by electronic funds transfer (SWIFT) to the account identified immediately below. The obligations to pay shall only be fulfilled on the day on which the relevant amount of money is credited to the aforesaid account. For the conversion of non-US currency into U.S. Dollars with respect to payments due, the average of the official spot selling rates published in the Wall Street Journal on the last business day of each of the months during the period to which the payment of royalties relates and including the Sixty (60) day reporting period thereafter shall apply. If any payment is delayed, the spot selling rate(s) valid on the last business day of the month(s) of the delay shall be added to the average calculation. Packard shall be responsible on its own account for any charges for conversion of currencies and the transfer of funds into the designated Dade Behring account. Dade Behring shall be responsible on its own account for its own corporate income taxes.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     [* * *]

     If Packard shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the average discount rate(s) of the One - Month U.S. LIBOR published in the Wall Street Journal on the last business day of the month(s) of the delay plus [* * *] percentage points, from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due. Any such losses suffered by Dade Behring in terms of less favorable exchange rates as a result of such delayed payments will be refunded by Packard to Dade Behring.

5.4 The Net Sales Revenues of the Licensed Products that are commercially used by Packard and which are conveyed by Packard to any person, firm or corporation, existing now or in the future, controlling, controlled by, or under common control with Packard, or enjoying a special course of dealing with Packard, shall be determined by reference to the Net Sales Revenues which would be applicable under this Section in an arm's length transaction for the sale of such Licensed Products by Packard to a Third Party other than such person, firm or corporation. Royalties shall be fully due and payable to Dade Behring on such Net Sales Revenues.

5.5 Packard shall within [* * *] days after the first day of January, April, July and October of each year during the Term deliver to Dade Behring a true and accurate royalty report as to Packard and its Affiliates. Such reports shall cover the preceding [* * *] calendar months and shall be submitted either (a) on the "Summary Royalty Report", a copy of which is attached hereto as Appendix A, or (b) on a form generated by Packard which duplicates the format of the Summary Royalty Report; and shall include, with separate reporting as to Nucleic Acid Diagnostics, at least the following (and subject to Section 5.4):

     (i) separately the names of each Licensed Product and Combination Product (as defined in the Sublicense Agreement) commercially used by Packard, and conveyed to Third Parties during those [* * *] months; (ii) the total gross invoice sales of Products commercially used by Packard and conveyed to Third Parties during those [* * *] months; (iii) the total gross invoice sales of Reagents commercially used by Packard and conveyed to Third Parties during those [* * *] months; (iv) separately the total gross invoice sales of such Combination Product commercially used by Packard and conveyed to Third


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     Parties during those [* * *] months; (v) the total gross invoice sales of Instruments commercially used by Packard and conveyed to Third Parties during those [* * *] months; (vi) the total gross invoice sales of Consumables and Supplies commercially used by Packard and conveyed to Third Parties during those [* * *] months; (vii) the government imposed taxes which were deducted; (viii) Net Sales Revenues and the calculation of total royalties thereon; and (ix) the calculation of the net royalty payable to Dade Behring for transfer to Dade Behring. If no royalties are due, it shall be so reported.

     The correctness and completeness of such report shall be attested to in writing by a responsible financial officer for Packard. The royalty reports shall be sent by Packard by the due date to the address stated in Section
     11.2. Accompanying each such royalty report as to Packard and its Affiliates, Packard shall pay to Dade Behring the royalty due under this Agreement for the applicable period, including any payments due from Affiliates.

5.6 Packard shall keep (and ensure that its Affiliates shall keep) correct and complete records of account as to Licensed Products containing all information required for the computation and verification of the Net Sales Revenues and of the royalties or other payments to Dade Behring required by way of any other provision under this Agreement. All books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if records are reasonably available), to the inspection of an independent certified public accountant retained by Dade Behring and reasonably acceptable to Packard for the purpose of verifying Packard's royalty statements and Packard's compliance in other respects with this Agreement. Dade Behring shall limit such inspections to once per calendar year. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at Dade Behring's sole cost and expense, unless the inspector concludes that royalties reported by Packard for the period being audited are understated by [***] or more from actual royalties and at least [***], in which case the costs and expenses of such inspection shall be paid by Packard. The information made available to the independent certified public accountant shall be in accordance with standard auditing practices.

     The independent certified public accountant may disclose the information specified in Section 5.5, but not the additional information identified in this Section, to Dade Behring. Notwithstanding the preceding sentence, in the event that royalties reported by Packard for the period being audited are, in the opinion of the independent certified public accountant, understated by [* * *] or more from actual royalties and at least [* * *], then Dade Behring shall have the right to obtain access to such additional information identified in this Section (except for identification of Packard's customers). Such access by Dade Behring shall be restricted to the person designated as the financial controller of Dade Behring, and Dade Behring's legal counsel. Subject to Article VIII, such


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     controller and legal counsel shall ensure that such additional information is not disclosed in whole or part (verbally, by access to documents, or otherwise) to any other persons; and that such information is not used by Dade Behring for any purpose other than the collection of royalties and enforcement of this Agreement. All information disclosed to Dade Behring, and to the independent certified public accountant under this Section shall be protected under Article VIII. All information disclosed to the independent certified public accountant under this Section shall be kept confidential from Dade Behring, except as specifically provided in this Agreement.

5.7 In the event that any action is brought against Packard alleging that the manufacture, use or sale of any Licensed Products or Labels infringes the patent rights or any other rights of a Third Party and such allegation of infringement relates to any Dade Behring Technology, Packard's obligation to remit the royalties set forth in Section 5.2 to Dade Behring with respect to the allegedly infringing Licensed Products shall be suspended, provided that if such action terminates with no finding of infringement and no other adverse finding or adverse effect, then Packard's obligation to remit the royalty payments set forth in Section 5.2 shall be reinstated. No other royalty or other obligation, including royalties due under the Sublicense Agreement, shall be suspended in the event that any action is brought against Packard alleging that the manufacture, use or sale of Licensed Product or Labels infringes the patent rights or any other rights of a Third Party and such allegation of infringement relates to any Dade Behring Technology.

5.8 If, after the end of the third year from the Effective Date, and any subsequent year of this Agreement, Packard's aggregate running royalties, as computed in accordance with Section 5.1 hereof do not exceed [* * *], then on or prior to January 30 of the following year, Dade Behring has the option to terminate or convert the license granted hereunder to a royalty bearing (as set forth in Section 5.1) non-exclusive license and
     Section 5.2 hereof shall no longer be of any force and effect. Dade Behring may not invoke the option of this Section 5.8 if the failure of Packard to reach such aggregate running sales is attributable to the action or inaction of Dade Behring. Dade Behring may not invoke the option of this
     Section 5.8 if the failure of Packard to reach such aggregate running sales is attributable to the cessation of sales of Licensed Products due to a pending Third Party patent infringement suit against Packard based upon Packard's manufacture, use or sale of Licensed Products.

5.9 The aggregate amount of all payments made by Packard under the Sublicense Agreement shall be applied by Dade Behring as a credit against amounts owed by Packard under Section 5.1 of this Agreement.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

VI.  INTELLECTUAL PROPERTY MATTERS

6.1 All rights, title and interest in and to any improvements to Dade Behring Technology and any new techniques and methods used to apply Dade Behring Technology, whether made by solely Dade Behring, solely by Packard or its Affiliates, or jointly by any employees of Dade Behring and/or Packard or its Affiliates and resulting from any collaboration or joint efforts pursuant to this Agreement shall be owned exclusively Dade Behring.

6.2 All right, title and interest to any improvements to Original Technology or Supplemental Technology of Packard or its Affiliates, and any new techniques or methods used to apply thereto, whether made solely by Dade Behring or by Packard, or jointly by any employees of Dade Behring and/or Packard, and resulting from any collaboration or joint efforts pursuant to this Agreement shall be owned exclusively by Packard.

6.3 During the term of this Agreement, each party shall promptly notify the other in writing of any significant improvement or modification, invention or discovery, whether or not believed to be patentable conceived, reduced to practice, or otherwise developed which relates to the Original Technology, Supplemental Technology or Dade Behring Improvement of the other party. In addition, the notifying party shall promptly provide the other party with a detailed written description of any such invention or discovery. In the event that Dade Behring, in its sole discretion, elects not to file for patent or other intellectual property protection with regard to a LOCI related invention or discovery arising out of this Agreement by Dade Behring, and Dade Behring determines that it does not wish to maintain such invention or discovery as a trade secret, then Dade Behring shall notify Packard of such decision. Packard, may, in its discretion, file for intellectual property protection with regard to such invention or discovery; provided that Dade Behring and its Affiliates will have an irrevocable, royalty-free, world-wide, license, with the right to fully sublicense, to practice under such invention or discovery. In the event that Packard, in its sole discretion, elects not to file for patent or other intellectual property protection with regard to a LOCI related invention or discovery arising out of this Agreement by Packard, and Packard determines that it does not wish to maintain such invention or discovery as a trade secret, then Packard shall notify Dade Behring of such decision. Dade Behring, may, in its discretion, file for intellectual property protection with regard to such invention or discovery; provided that Packard and its Affiliates will have an irrevocable, royalty-free, world-wide, license, with the right to fully sublicense, to practice under such invention or discovery.

6.4 Dade Behring and/or its Affiliates represent and warrant that it/they has/have legal title to, owns, or is the licensee of, the Dade Behring Original Technology, including the Dade Behring Patents, and has the right to grant the licenses hereunder. Based solely on the actual knowledge as of the Effective Date,

     (without any investigation) of Dade Behring's executive officers Dade Behring represents that no other party has made any written claim of ownership of or title to any of the Dade Behring Patents. Dade Behring has not previously granted any rights (and is not bound by any agreement to grant any rights) in the Dade Behring Original Technology, including the Dade Behring Patents, that conflict with the rights granted to Packard hereunder. Dade Behring represents and warrants that as of the Effective Date, Dade Behring is a licensee of [* * *]. In its sole discretion, Dade Behring shall take all actions as may be necessary to maintain the Dade Behring Patents, including the payment of any maintenance fees, and ensure that the Dade Behring Patents are in full force and effect throughout the term of this Agreement. In the event that Dade Behring decides to abandon a Dade Behring Patent or not make a maintenance fee payment in a particular country, Dade Behring shall give Packard written notice of such decision, provided that, where feasible, Dade Behring shall give Packard such notice at least sixty (60) days prior to any deadline for taking action to maintain any Dade Behring Patent. Packard shall notify Dade Behring in writing, within thirty (30) days of the receipt of such notice whether Packard shall assume the responsibilities for the prosecution and maintenance of such Dade Behring Patent. Should Packard assume such responsibilities, Packard may take such action as may be necessary to maintain such patents, and may offset all costs of such action against royalty payments due pursuant to Article V; provided that Dade Behring and its Affiliates will have an irrevocable, royalty-free, world-wide, license, with the right to fully sublicense, to practice under such Dade Behring Patent. DADE BEHRING MAKES NO REPRESENTATIONS, CONDITIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE VALIDITY OR ENFORCEABILITY OF THE DADE BEHRING PATENTS, OR THAT ANY MANUFACTURE, IMPORTATION, USE, SALE OF, OTHER DISPOSAL, REPRODUCTION OR ADAPTATION OF THE LABELS IS NOT AN INFRINGEMENT OF ANY PATENT, REGISTERED DESIGN, COPYRIGHT OR UNREGISTERED DESIGN RIGHT NOT VESTED IN DADE BEHRING, WITH THE SOLE EXCEPTION OF THE REPRESENTATION AND WARRANTY CONCERNING THE MCCAPRA PATENTS, SET FORTH ABOVE.

VII. TERM; TERMINATION

7.1 The initial term of this Agreement shall be for a period from the Effective Date through the last to expire of the Dade Behring Patents. Thereafter, the license granted pursuant to Article II, Section 2.1, shall convert to a royalty bearing, nonexclusive license for a period of ten years for Licensed Products. If Packard so requests, Dade Behring shall, pursuant to the terms of the Supply Agreement, continue to supply Packard with Labels and be the exclusive supplier of Labels.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.2 Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the nonbreaching party shall have first given [* * *] days prior written notice to the breaching party describing such breach and stating the nonbreaching party's intention to terminate this Agreement if such breach remains uncured, and the breaching party thereafter fails to cure such breach [***].

7.3 No termination hereunder shall constitute a waiver of any rights or causes of action that either party may have for any acts or omissions or breach hereunder by the other party prior to the termination date. Articles I, VIII, IX, X and Section 5.6 shall survive any termination of this Agreement, as well as such other provisions as, by their intent or meaning, are intended to so survive.

7.4 Except as expressly provided otherwise herein, any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God, new regulations or laws of any government; strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances hereunder shall be extended by the time of delay reasonably occasioned by such occurrence.

VIII. CONFIDENTIALITY

8.1 Each Party agrees that any financial, legal or business information or any Technical Information relating to practice of LOCI disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of [* * *] from the date of disclosure and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and Technical Information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof and all reports delivered by Packard hereunder.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.2 The obligations of confidentiality stated in the preceding Section shall not be applicable to the extent:

          a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

          b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder;

          c) such information is received by the Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception;

          d) the disclosure of such information is required or desirable to comply with or fulfill court orders, subpoenas, governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals, provided, however, that the Disclosing Party first shall have given notice to the other Parties in order to permit the Disclosing Party to try to obtain a protective order requiring that the Information and/or documents so disclosed be kept confidential and used only for the purposes for which the order was issued; or

          e) such information is disclosed to employees or contractors of the Receiving Party or any Affiliate of the Receiving Party on a need to know basis, provided the Receiving Party takes reasonable precautions to preclude any further disclosure of such confidential information.

IX.  INDEMNITY

9.1 Dade Behring shall indemnify, defend and hold harmless Packard and its Affiliates, and the directors, officers employees and agents of Packard and such Affiliates, and the successors and assigns of any of the foregoing (the "Packard Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a Packard Indemnitee for [* * *] (the "Lawsuit"). Dade Behring's total aggregate liability under this indemnification and for the warranties and representations made in Section 6.4 shall be limited to [* * *]

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     [* * *]. In the event that a judgment or a settlement with Dade Behring's consent is rendered in a Lawsuit, Packard may credit a portion of such judgement or settlement against the royalty payments due and owing pursuant to Section 5.1 as follows:

     (a) the royalties due [* * *] must be paid without regard to such judgement;

     (b) in each reporting period, up to a maximum of [* * *] of the difference between the running royalties owed pursuant to Section 5.1 hereof and the royalties payable during such period under [* * *]; and

     (c) the credit must be taken in consecutive reporting periods to the extent of available running royalties.

     [* * *]

9.2 EXCEPT AS PROVIDED IN SECTION 9.1, DADE BEHRING SHALL BE UNDER NO LIABILITY WHATSOEVER TO PACKARD (WHETHER IN NEGLIGENCE OR OTHERWISE) FOR ANY EXPENSE, LOSS, DAMAGE OR INJURY OF ANY KIND (INCLUDING ANY LOSS OF PROFIT OR CONSEQUENTIAL DAMAGE) SUSTAINED BY PACKARD OR ANY THIRD PARTY ARISING OR INCURRED IN CONNECTION WITH THE RESEARCH AND DEVELOPMENT AND APPLICATION OF DADE BEHRING TECHNOLOGY BY PACKARD OR DERIVING DIRECTLY OR INDIRECTLY OUT OF THE PROVISION OR USE OF THE DADE BEHRING PATENTS OR DADE BEHRING TECHNOLOGY OR OTHERWISE ARISING OUT OF THE GRANT OF ANY RIGHTS HEREUNDER, OR THE PROVISION OF ANY INFORMATION IN CONNECTION HEREWITH.

9.3 Except for liabilities, damages, losses, costs or expenses arising from or related to a Lawsuit described Section 9.1, Packard shall indemnify, defend and hold harmless Dade Behring and its Affiliates, and the directors, officers, employees and agents of Dade Behring and such Affiliates, and the successors and assigns of any of the foregoing (the "Dade Behring Indemnitees"), from and against [* * *]


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

9.4 If either party intends to claim indemnification under this Article IX, it shall promptly notify the other party (the "Indemnifying Party") in writing of any loss, claim, damage, liability or action and the Indemnifying Party shall have the right to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity agreement in this Article IX shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnifying Party within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnitee under this Section 9.4. At the Indemnifying Party's request, the Indemnitee and its employees and agents, shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

X.   ADDITIONAL TRADEMARK PROVISIONS

10.1 If Packard, in its sole discretion, uses the Dade Behring Trademarks, it shall legibly apply the Dade Behring Trademarks to each item and all cartons and cases of and for each and every one of the Licensed Products manufactured, distributed or sold under this Agreement in a manner approved by Dade Behring. (Once approval is obtained, all similar materials may be marked in the same manner without additional approvals.) On advertising, promotional, packaging and wrapping material and any other such material wherein the Dade Behring Trademarks appear, the initials "TM" or (R) shall be used as directed by Dade Behring from time to time in connection with the Dade Behring Trademarks.

10.2 At all times during the Term of this Agreement, Packard shall maintain the quality standards set forth in this paragraph in connection with its use of the Dade Behring Trademarks. Packard shall not use the Dade Behring Trademarks other than in connection with the Licensed Products. The Licensed Products that bear the Dade Behring Trademarks shall be at least equal in quality to comparable unlicensed products as then manufactured and marketed by Packard. Dade Behring shall have the right to reasonably modify or supplement the quality standards applicable hereunder by providing written notice thereof to Packard with the express approval of Packard, which approval shall not be unreasonably withheld under the circumstances. Packard shall promptly furnish to Dade Behring, without cost, any samples of advertisements or other then existing uses of the Dade Behring Trademarks requested by Dade Behring. Dade Behring also shall have the right to inspect the Licensed Products and Packard's facilities and business operations to determine their conformity with the quality standards set forth herein. Technical meetings to address mutually important issues are to be held on an "as needed" basis.

10.3 Goodwill derived through use of the Dade Behring Trademarks inures to the benefit of Dade Behring. Packard recognizes the great value of the publicity and goodwill associated with the Dade Behring Trademarks and, in such connection, acknowledges that such goodwill, and all rights in the Dade Behring Trademarks, exclusively belong to Dade Behring. Packard further recognizes and acknowledges that a breach by Packard of any of its covenants, agreements or undertakings with regard to the Dade Behring Trademarks may cause Dade Behring irreparable damage, which cannot be readily remedied in damages in an action at law, and may in addition thereto, constitute an infringement of the Dade Behring Trademarks thereby entitling Dade Behring to immediate injunctive relief relative to products bearing the Dade Behring Trademarks, costs and reasonable attorneys' fees.

10.4 During the term hereof, Packard agrees that:

          (a) It will not attack the title of Dade Behring in and to the Dade Behring Trademarks, nor will it attack the validity of the trademark license granted hereunder;

          (b) It will not misuse the Dade Behring Trademarks;

          (c) It will manufacture, sell and distribute the Licensed Products that bear the Dade Berhing Trademarks in an ethical manner and in accordance with the terms and intent of this License Agreement;

          (d) It will not create any expenses chargeable to Dade Behring without the prior written consent of Dade Behring; and

          (e) It will comply with all laws and regulations relating or pertaining to this License Agreement or to the manufacture, sale, advertising or use of the Licensed Products; maintain the quality and standards required by this License Agreement; and comply with all requirements and regulations of any regulatory agencies which have jurisdiction over the Licensed Products.

10.5 Registration and any other protection for the Dade Behring Trademarks shall only be obtained by Dade Behring in its name and at its expense. Packard shall furnish to Dade Behring at its request any information about, and specimens illustrative of, the manner of use of the Dade Behring Trademarks by Packard. All use of the Dade Behring Trademarks by Packard and its Affiliates shall inure to the benefit of Dade Behring. Enforcement of the Dade Behring Trademarks by the institution of litigation or otherwise shall be in the sole discretion of Dade Behring, but Packard shall cooperate with Dade Behring by providing documentary evidence, employee testimony or the like in any enforcement action undertaken by Dade Behring. Dade Behring shall reimburse Packard for any out of pocket expenses incurred by Packard with regard to such cooperation. Packard shall notify Dade Behring in the event that Packard obtains information related to infringement of the Dade Behring Trademarks.

XI.  GENERAL

11.1 This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (not to be unreasonably withheld), and any such attempted assignment shall be void; provided, that either party shall assign this Agreement as part of a merger or consolidation in which the surviving entity assumes all of such party's rights and obligations hereunder to such surviving entity and that either party shall assign this Agreement upon the sale of substantially all of the assets of such party to which this Agreement relates to the purchaser of such assets.

11.2 Any notice required or permitted to be given by this Agreement shall be given postpaid by first class, registered or certified mail, or by courier, properly addressed to the other Parties at the respective address(es) as shown below:

     If to PACKARD
     Packard Instrument Company, Inc.
     800 Research Parkway
     Meriden, CT  06450
     Attention: President

     with a copy to:
     Packard Instrument Company, Inc.
     800 Research Parkway
     Meriden, CT  06450
     Attention: Legal Department

     If to BEHRING:
     President, Microbiology
     Dade BEHRING, Inc.
     1717 Deerfield Road,
     Deerfield, Illinois 60015 U.S.A.

     with a copy to:

     General Counsel
     Dade Behring Inc.
     1717 Deerfield Road
     Deerfield, Illinois 60015 U.S.A.

     Any Party may change its address(es) by providing notice to the other Parties. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full business day after the date of delivery to the courier, as the case will be.

11.3 This Agreement, the Supply Agreement, and the Sublicense Agreement constitute the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement, the Supply Agreement, and the Sublicense Agreement may be modified or amended only by a writing executed by authorized officers of each of the Parties.

11.4 This Agreement and its effects are subject to and shall be construed and enforced in accordance with the laws of the State of Delaware, U.S.A., except as to any issue which depends upon the validity, scope or enforceability of any patent, which issue shall be determined in accordance with the applicable patent laws of the United States or the subject foreign country. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from the Agreement shall be in the United States District Court for the District of Delaware if federal jurisdiction exists, and if no federal jurisdiction exists, then in the state courts of Delaware.

11.5 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of the Parties to enter into this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

11.6 Should any provision of this Agreement be or become invalid, then the Parties hereto shall modify such invalid provision to render it valid and such that its economic effect comes as close as possible to that of the invalid provision. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

11.7 The failure of any Party to take action for non-performance or for any breach of this Agreement shall not be construed as a general waiver or relinquishment of any such term or condition, or of the right to enforce or take advantage of the same in respect of any breach or non-observance thereof, either original or recurring.

IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Agreement in multiple counterparts.

                           DADE BEHRING INC.

                           By: /s/ Friedhelm Blobel
                              -------------------------------
                           Name: Friedhelm Blobel
                           Title: Executive Vice President
                           Date: 12/7/98


                           PACKARD INSTRUMENT COMPANY, INC.

                           By: /s/ Richard McKernan
                              -------------------------------
                           Name: Richard McKernan
                           Title: President
                           Date: 12/7/98